                                                                   EXHIBIT 25.1


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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) _______

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                            THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)


NEW YORK                                                       13-4994650
(State of incorporation                                  (I.R.S. employer
if not a national bank)                               identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                  10017
(Address of principal executive offices)                       (Zip Code)


                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)

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                                   EVI, INC.
              (Exact name of obligor as specified in its charter)


DELAWARE                                                       04-2515019
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                        identification No.)

5 POST OAK PARK
HOUSTON, TEXAS                                                 77027-3415
(Address of principal executive offices)                       (Zip Code)



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                5% CONVERTIBLE SUBORDINATED PREFERRED EQUIVALENT
                              DEBENTURES DUE 2027
                      (Title of the indenture securities)


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
                                    GENERAL


Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, State House, Albany, New York 12110.

               Board of Governors of the Federal Reserve System, Washington, D.C., 20551

               Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

               Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b)   Whether it is authorized to exercise corporate trust powers.

               Yes.


Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.






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
Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          5.  Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not applicable.

          9.  Not applicable.

                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 22nd day of January, 1998.



                                              THE CHASE MANHATTAN BANK

                                              By        /s/ W. B. Dodge
                                                --------------------------------
                                                          W. B. Dodge
                                                         Vice President






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
                             EXHIBIT 7 TO FORM T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                at the close of business September 30, 1997, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                        DOLLAR AMOUNTS IN
                               ASSETS                                       MILLIONS
 Cash and balances due from depository institutions:

          Noninterest-bearing balances and currency and coin . . . . .
                                                                                $  11,760

 Interest-bearing balances   . . . . . . . . . . . . . . . . . . . . .              4,343
 Securities:   . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 Held to maturity securities . . . . . . . . . . . . . . . . . . . . .              2,704
 Available for sale securities . . . . . . . . . . . . . . . . . . . .             37,885

 Federal funds sold and securities purchased under agreements to
 resell  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             27,358

 Loans and lease financing receivables:
      Loans and leases, net of unearned income          $127,370

      Less: Allowance for loan and lease losses            2,760
      Less: Allocated transfer risk reserve                   13
                                                        --------

      Loans and leases, net of unearned income, allowance, and
      reserve    . . . . . . . . . . . . . . . . . . . . . . . . . . .            124,597

 Trading Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .             64,630
 Premises and fixed assets (including capitalized leases)  . . . . . .              2,925

 Other real estate owned   . . . . . . . . . . . . . . . . . . . . . .                286
 Investments in unconsolidated subsidiaries and associated
 companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                232

 Customers' liability to this bank on acceptances outstanding  . . . .           --------
                                                                                    2,212

 Intangible assets   . . . . . . . . . . . . . . . . . . . . . . . . .              1,480
 Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             11,117
                                                                                 --------

 TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $291,529
                                                                                 ========





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
                                         LIABILITIES


 Deposits

      In domestic offices    . . . . . . . . . . . . . . . . . . . . .            $86,574

      Noninterest-bearing    . . . . . . . . . . . . . .   $31,818
      Interest-bearing   . . . . . . . . . . . . . . . . .  54,756
                                                           -------

      In foreign offices, Edge and Agreement subsidiaries, and
      IBF's    . . . . . . . . . . . . . . . . . . . . . . . . . . . .             69,887

      Noninterest-bearing    . . . . . . . . . . . . . .   $ 3,777

      Interest-bearing     . . . . . . . . . . . . . . . .  66,110


 Federal funds purchased and securities sold under agreements to
 repurchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             45,307
 Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . .                161

 Trading liabilities   . . . . . . . . . . . . . . . . . . . . . . . .             47,406


 Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):

      With a remaining maturity of one year or less  . . . . . . . . .              4,578
      With a remaining maturity of more than one year through
      three years  . . . . . . . . . . . . . . . . . . . . . . . . . .                261

      With a remaining maturity of more than three years . . . . . . .
                                                                                      131

 Bank's liability on acceptances executed and outstanding
                                                                                    2,212
 Subordinated notes and debentures   . . . . . . . . . . . . . . . . .              5,715

 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .             12,355
 TOTAL LIABILITIES   . . . . . . . . . . . . . . . . . . . . . . . . .            274,587



                                        EQUITY CAPITAL
 Perpetual preferred stock and related surplus                                          0

 Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1,211
 Surplus  (exclude all surplus related to preferred stock) . . . . . .             10,294

 Undivided profits and capital reserves  . . . . . . . . . . . . . . .              5,414

 Net unrealized holding gains (losses) on available-for-sale
 securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  7
 Cumulative foreign currency translation adjustments   . . . . . . . .                 16

 TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . .             16,942
                                                                                 --------
 TOTAL LIABILITIES AND EQUITY CAPITAL  . . . . . . . . . . . . . . . .           $291,529
                                                                                 ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                                  WALTER V. SHIPLEY        )
                                  THOMAS G. LABRECQUE      ) DIRECTORS
                                  WILLIAM B. HARRISON, JR. )





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